EXHIBIT 10.1

September 14, 2010

Mr. Aik Fun Chong

President & CEO

Global MobileTech, Inc.

1312 North Monroe, Suite 750

Spokane WA 99201

Dear Mr. Chong

Re:  Exclusive Marketing, Distribution & License Agreement dated March 15, 2010

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Reference is made to the Exclusive Marketing, Distribution & License Agreement (the “License Agreement”) between VyseTECH Asia Sdn Bhd and Trevenex Resources, Inc. and  dated March 15, 2010.

This letter sets forth our understanding regarding an amendment to the provisions of the License Agreement concerning the payment of the fee amounting to US$500,000 within six months from March 15, 2010.   This amendment will be effective as of the date hereof.

The parties hereby agree to amend the License Agreement as follows:

3.

License Fees

3.1

 In consideration of rights granted by GRANTOR to GRANTEE under this Agreement, GRANTEE will pay GRANTOR the following:

3.1.1   Five Hundred Thousand Dollars (US$500,000) as a one time fee no later than March 15, 2011 which shall be non-refundable.

3.1.2   Deleted.

This Amendment, together with the License Agreement, constitutes the final, complete and exclusive statement of the agreement between the parties pertaining to their subject matter and supersedes any and all prior and contemporaneous understandings or agreements of the parties.

If the foregoing accurately sets forth our understanding, please so signify by signing below and returning a copy of this letter, whereupon it will take effect as an amendment to the License Agreement.

Yours sincerely

VYSETECH ASIA SDN BHD

/s/  Ponniah Alagan

Ponniah Alagan

Executive Director

ACCEPTED AND AGREED

Global MobileTech, Inc.

By:   /s/  Aik Fun Chong

Name:  Aik Fun Chong

Title:  Chief Executive Officer

Date:  September 14, 2010